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                                    EXHIBIT 4












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                       THE CHEESECAKE FACTORY INCORPORATED

                     YEAR 2000 PERFORMANCE STOCK OPTION PLAN

                                  MAY 18, 1999


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                                TABLE OF CONTENTS

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                                                                                                         PAGE
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
ARTICLE I - Purpose.........................................................................................1

ARTICLE II - Definitions....................................................................................1

ARTICLE III - Shares Subject to Plan........................................................................4

ARTICLE IV - Administration.................................................................................4

ARTICLE V - Eligibility.....................................................................................6

ARTICLE VI - Options........................................................................................6

ARTICLE VII - Effect of Certain Changes....................................................................10

ARTICLE VIII - Amendment and Termination...................................................................11

ARTICLE IX - Issuance of Shares and Compliance with Securities Regulations.................................11

ARTICLE X - Application of Funds...........................................................................11

ARTICLE XI - Notice........................................................................................12

ARTICLE XII - Term of Plan.................................................................................12

ARTICLE XIII - No Contract, Commitment or Guarantee of Employment..........................................13

ARTICLE XIV - Effectiveness of the Plan....................................................................13

ARTICLE XV - Captions......................................................................................13

ARTICLE XVI - Governing Law................................................................................14


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                       THE CHEESECAKE FACTORY INCORPORATED

                     YEAR 2000 PERFORMANCE STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

         The purpose of THE CHEESECAKE FACTORY INCORPORATED YEAR 2000 PERFORMANCE STOCK OPTION PLAN (the "Plan") is to provide a performance based incentive to non-executive Employees who are making and can continue to make substantial contributions to the success of the Company and its Subsidiaries by providing such Employees with an opportunity to acquire a proprietary interest in the Company through the grant and exercise of options to purchase shares of the Common Stock of the Company. It is the judgment of the Board that the acquisition of a proprietary interest in the Company by Employees will increase their personal interest in the growth and progress of the Company, thereby promoting the interests of the Company and all its stockholders.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and terms as used herein shall have that meaning set forth therefor in this Article II, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

         BOARD shall mean the Board of Directors of the Company.

         CAUSE shall mean a finding by the Committee, that the Grantee (a) is or has been dishonest, incompetent or grossly negligent in the discharge of such Grantee's duties to the


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Company; or has refused to perform stated or assigned duties; (b) has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, recipes, processes, customer lists, trade secrets or other confidential or proprietary information, a breach of fiduciary duty, or a willful material violation of any law, rule or regulation or rule or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); (d) has materially breached any of the provisions of any agreement with the Company or an affiliate thereof; (e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; (f) has induced a customer to break or terminate any contract with the Company or an affiliate; (g) has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship; (h) has failed to adhere to the Company's Code of Ethics and Code of Conduct; or (i) has solicited the employment of any of the Company's agents or employees to work for another business entity.

         CODE shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         COMMITTEE shall mean the Year 2000 Performance Stock Option Committee as defined in Section 4.2.

         COMMON STOCK shall mean the shares of common stock, $.01 par value, of the Company, and any other securities of the Company to the extent provided in
Article VI.

         COMPANY shall mean The Cheesecake Factory Incorporated, a Delaware corporation, and any successor.



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         DISABILITY shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code substantiated in such manner or form as the Committee may require.

         EFFECTIVE DATE shall mean the day upon which the Plan is approved by the Board.

         EMPLOYEE shall mean any individual employed or receiving compensation from the Company or any Subsidiary, but shall not include any executive officer or director of the Company.

         FAIR MARKET VALUE shall have the meaning set forth in Section 6.2 herein.

         GRANT DATE shall mean the date of grant of an Option as specified in a Grant Notice.

         GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying a Stock Option Agreement, pursuant to which Grantee has been informed of the basic terms of the Option granted to the Grantee.

         GRANTEE shall mean an Employee who is granted an Option by the Committee under this Plan.

         OPTION shall mean an option granted under this Plan.

         OPTION PRICE shall have the meaning set forth in Section 6.2.

         OPTION AGREEMENT shall mean a written agreement evidencing the right to purchase shares of Common Stock pursuant to the terms of this Plan and any other document specifically incorporated therein by reference.

         PLAN shall mean The Cheesecake Factory Incorporated Year 2000 Performance Stock Option Plan, as set forth herein and as amended from time to time.

         SECURITIES ACT means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

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         SUBSIDIARY shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code, as that section may be amended from time to time.

                                   ARTICLE III

                             SHARES SUBJECT TO PLAN

         3.1 TOTAL NUMBER OF SHARES AVAILABLE. The maximum number of shares of Common Stock in respect of which awards may be granted under the Plan is 300,000 plus shares of Common Stock reacquired by the Company from time to time pursuant to the general authorization by the Board of Directors. The number of shares available under the Plan shall also be subject to adjustment as provided in
Article VII hereof.

         3.2 SOURCE OF SHARES. The shares of Common Stock issued upon the exercise of an Option shall be made available either from the authorized but unissued shares of Common Stock or from any outstanding shares of Common Stock which have been reacquired by the Company.

         3.3 SHARES SUBJECT TO EXPIRED OR OTHERWISE TERMINATED OPTIONS. Shares of Common Stock subject to Options that are expired, forfeited, terminated, canceled or settled without the delivery of Common Stock shall revert to and again become available for issuance under the Plan. Shares of Common Stock tendered to the Company in satisfaction or partial satisfaction of the exercise price of any Options shall revert to and become available for issuance under the Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 COMMITTEE TO ADMINISTER PLAN. The exclusive control and management of the operation of the Plan is delegated to the Committee.

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         4.2 APPOINTMENT OF A COMMITTEE. (i) The Committee shall be composed of the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and such other officers of the Company selected by the CEO and CFO; (ii) members of the Committee shall serve at the pleasure of the Board; (iii) the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan; and (iv) the majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members, shall be the acts of the Committee.

         4.3 DETERMINATIONS TO BE MADE BY THE COMMITTEE. Subject to the provisions of this Plan, the Committee shall determine: (i) the Grantees; (ii) the number of shares of Common Stock subject to an Option; (iii) the date or dates upon which an Option may be exercised or granted; (iv) the manner in which an Option may be exercised including vesting requirements; (v) performance standards for the grant or vesting of options; (vi) such other terms to which an Option is subject and which are set forth in or incorporated by reference into an Option Agreement; and (vii) the form of any Option Agreement.

         4.4 INTERPRETATION OF PLAN. The Committee shall interpret the Plan and the terms of any Stock Option Agreement in its sole discretion and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provision of this Plan or any Option Agreement and the determination of any question arising under this Plan, any such rule or regulation, or any Option Agreement shall be final and binding.

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         4.5 LIMITED LIABILITY. Neither the Board nor any member of the
Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                                    ARTICLE V

                                   ELIGIBILITY

         Any Employee who meets the criteria established by the Committee shall be eligible for the grant of an Option under this Plan.

                                   ARTICLE VI

                                     OPTIONS

         6.1 TERMS AND CONDITIONS OF OPTIONS. Each Option shall specify the number of shares of Common Stock for which such Option shall be exercisable and the exercise price for each such shares of Common Stock. In addition, each Option shall be evidenced by a Notice of Grant and Option Agreement. The Option Agreement may include such terms and conditions, not inconsistent with this Plan, as the Committee in its sole discretion shall determine. The Option Agreement may provide for such conditions on the right of exercise as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, include conditions based upon (i) the completion of a further period of continued employment in good standing, (ii) the performance of the Company, of any Subsidiary or of any division thereof, or of any restaurant, and/or (iii) the performance of the Grantee.

         6.2 PURCHASE PRICE. The price (the "Option Price") at which each share of Common Stock may be purchased shall be 100% of the Fair Market Value of the shares of Common Stock on the Grant Date.

         For purposes of the Plan, the "Fair Market Value" of shares of Common Stock shall be equal to (x) if such shares are then traded on a national securities exchange or the NASD


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National Market System, the closing price on the business day immediately preceding the date of grant as reported in The Wall Street Journal or such other source as determined by the Committee, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the date of grant, on the principal national securities exchange or NASD National Market System on which it is so traded; or (y) or if the shares are not traded on a national securities exchange or the NASD National Market, otherwise the average of the last bid and asked prices on the business day immediately preceding the date of grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System.

         6.3 PAYMENT AND EXERCISE OF OPTIONS PRICE. The Option Price of the Options may be satisfied in cash, by a certified or cashier's check, or unless otherwise determined by the Committee, by exchanging shares of Common Stock owned by the Grantee at their Fair Market Value, or by a combination of cash and shares of Common Stock. Options may be exercised through "cashless" exercise procedures established by the Company.

         6.4 NON-TRANSFERABILITY OF OPTIONS. Options granted under the Plan may not be pledged, assigned or otherwise transferred other than by will or the laws of descent and distribution pursuant to a qualified domestic relations order, and during the lifetime of the Grantee such Option may be exercised only by the Grantee or such Grantee's legal representative.

         6.5 MAXIMUM TERM. Options granted under the Plan shall be exercisable in whole or in part at all times from the date of grant until ten years from the date of grant, except as otherwise provided in the Plan or a Stock Option Agreement.


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         6.6 TERMINATION OF OPTION. In the event that a Grantee shall cease to be employed by the Company or its Subsidiaries for any reason other than death, and the Grantee is in good standing on the date employment with the Company has ceased, the Grantee shall have the right to exercise his or her Options at any time within 90 calendar days after such cessation of employment, but only as to such number of shares of Common Stock as to which the Option was exercisable (i.e., vested) at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence: (i) if cessation of employment occurs by reason of the Disability of the Grantee and the Grantee is in good standing at the time of cessation, such 90 calendar day period shall be extended to one calendar year from the date of cessation of employment; and (ii) if employment is terminated at the request of the Company or any Subsidiary for "Cause", the Grantee's right to exercise the Options shall terminate at the time notice of termination of employment is given by the Company or any such Subsidiary to such Grantee and the Options (whether vested or unvested) shall be immediately canceled. A transfer of employment from the Company to a Subsidiary or vice versa shall not be deemed a termination of employment.

         If a Grantee dies while in the employ of and while in good standing with the Company or any of its Subsidiaries and/or within 90 calendar days after cessation of such employment (unless cessation occurs due to Cause), his or her estate, personal representative or the person that acquires his or her Option by bequest or inheritance or by reason of such death shall have the right to exercise such Option at any time within one calendar year from the date of death (subject to Section 6. 5 above), but only as to the number of shares as to which such Option was exercisable (i.e. vested) on the date of death. In any such event, unless so exercised within such one calendar year period, the Option shall terminate.


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         6.7 EXERCISE OF OPTIONS. Options shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. The exercise price for each Option shall be paid in full for the number of shares of Common Stock specified in the notice as provided in this Section 6.7.

         The date of exercise of an Option shall be on or about the date on which written notice of exercise shall have been delivered to the Company, but the exercise of an Option shall not be effective until the person (or persons) exercising the Option shall have complied with all the provisions of the Option Agreement governing the exercise of the Option. The Company shall deliver as soon as practicable after receipt of notice and payment, certificates for the shares of Common Stock subject to the Option. No one shall be deemed to be the holder of any shares of Common Stock subject to an Option, or have any other rights as a stockholder, unless and until certificates for the shares of such Common Stock are issued to that person.

         6.8 WAIVER. The Committee shall have the right at any time or times to waive any condition on the exercise of any Option whenever it deems such a waiver to be appropriate in its sole discretion.

         6.8 PERFORMANCE BASED PLAN. The Plan is a performance-based stock option program. The Committee will grant Options to qualified Employees only if certain pre-established profitability goals of the Company and its Subsidiaries and Grantee are met and then only subject to the terms of this Plan and the Option Agreement.


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                                   ARTICLE VII

                            EFFECT OF CERTAIN CHANGES

         7.1 ANTI-DILUTION. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a re-capitalization which results in stock splits or reverse stock splits, the Board shall make corresponding adjustments to the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options in order to appropriately reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares of Common Stock resulting from such adjustment shall be eliminated. Any determination made by the Committee relating to such adjustments shall be final, binding and conclusive.

         7.2 CHANGE IN PAR VALUE. In the event of a change in the Common Stock of the Company, as constituted as of the date of this Plan, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         7.3 RIGHTS OF PARTICIPANTS. Except as expressly provided in this
Article VII above, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the


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number or price of shares of Common Stock subject to an Option. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION.

         The Board shall have the right to amend, suspend or terminate this Plan at any time.

                                   ARTICLE IX

          ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES REGULATIONS

         The obligation of the Company to sell and deliver the shares of Common Stock pursuant to Options granted under this Plan shall be subject to all applicable laws, regulations, rules andOptions granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Board, to register the shares of Common Stock reserved for issuance upon exercise of Options under such Act.

                                    ARTICLE X

                              APPLICATION OF FUNDS

         Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.


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                                   ARTICLE XI

                                     NOTICE

         Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to:

                           The Cheesecake Factory Incorporated
                           26950 Agoura Road
                           Calabasas Hills, California  91301
                           Attention:  General Counsel

Or, if to exercise an Option, to the Company at:

                           The Cheesecake Factory Incorporated
                           26950 Agoura Road
                           Calabasas Hills, California  91301
                           Attn: Stock Option Coordinator

         The address for notice purposes may be changed by the Company from time to time.

                                   ARTICLE XII

                                  TERM OF PLAN

         The Plan shall terminate ten (10) years from the date upon which it is approved by the Board (i.e. May 17, 2009), provided, however, that the Company may terminate the Plan at any time after the 2000 fiscal year. In any event, termination shall be deemed to be effective as of the close of business on the day of termination. No Options may be granted after such termination. Termination of the Plan, however, shall not affect the rights of Grantees under Options previously granted to them, and all unexpired Options shall continue in full force and operation after termination of the Plan until they lapse or terminate by their own terms and conditions.


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                                  ARTICLE XIII

               NO CONTRACT, COMMITMENT OR GUARANTEE OF EMPLOYMENT

         NO EMPLOYMENT COMMITMENT BY COMPANY. Nothing in this Plan constitutes an employment commitment by the Company, affects the Grantee's status as an employee-at-will who is subject to termination without cause, confers upon the Grantee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Grantee's compensation or other benefits. The preceding sentence is subject, however, to the terms of any written employment agreement between the Grantee and the Company executed by a duly authorized officer (which may not be modified by any oral agreement).

                                   ARTICLE XIV

                            EFFECTIVENESS OF THE PLAN

         The Plan shall become effective upon adoption by the Board. The Plan was adopted by the Board on May 18, 1999.

                                   ARTICLE XV

                                    CAPTIONS

         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.



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                                   ARTICLE XVI

                                  GOVERNING LAW

         All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         As adopted by the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED on May 18, 1999.


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